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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial High-lights", "Independent Accountants", and "Financial Statements", and to the use of our report dated September 30, 1998 included in this Registration Statement (Form N-1A Nos. 333-49241 and 811-9174) of Aegis Value Fund, Inc.

                                     /s/ Bish & Haffey, P.C.
Alexandria, Virginia
October 30, 1998